Exhibit 99.1

InMed Pharmaceuticals to Webcast Live at Life Sciences Investor Forum June 24th

InMed invites individual and institutional investors, as well as advisors and analysts, to attend a real-time, interactive presentation on LifeSciencesInvestorForum.com

Vancouver, BC – June 22, 2021 /GLOBE NEWSWIRE/ -- InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a clinical-stage company developing cannabinoid-based pharmaceutical drug candidates as well as manufacturing technologies for pharmaceutical-grade rare cannabinoids, today announced that Eric. A. Adams, President and CEO of InMed will present live at LifeSciencesInvestorForum.com on June 24th.

DATE: Thursday, June 24th

TIME: 12:30PM ET

LINK: https://bit.ly/3c7Ertp

This will be a live, interactive online event where investors are invited to ask the company questions in real-time. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available after the event.

It is recommended that investors pre-register and run the online system check to expedite participation and receive event updates.

Learn more about the event at www.lifesciencesinvestorforum.com.

Recent Company Highlights:

●	InMed increased the yield of their proprietary IntegraSyn™ rare cannabinoid manufacturing approach to 5 g/L, further improving the overall economics in advance of commercial scale production

●	InMed’s rare cannabinoid yield of 5 g/L significantly exceeds currently reported industry yields, further validating the IntegraSyn™ manufacturing approach as a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids

●	InMed submits clinical trial applications to evaluate INM-755 (cannabinol) cream in a Phase 2 trial for Epidermolysis Bullosa

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About InMed;

InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”) and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients who may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About Life Sciences Investor Forum

Life Sciences Investor Forum is the leading proprietary investor conference series that provides an interactive forum for Life Sciences companies to meet with and present directly to investors.

A real-time solution for investor engagement, Life Sciences Investor Forum is powered by Intrado Digital Media and specifically designed for more efficient investor access. Replicating the look and feel of on-site investor conferences, Life Sciences Investor Forum combines leading-edge conferencing and investor communications capabilities with a comprehensive global investor audience network.

CONTACTS:

Colin Clancy

Senior Director

Investor Relations

+1 604 416 0999

cclancy@inmedpharma.com

Life Sciences Investor Forum

John M. Viglotti

SVP Corporate Services, Investor Access

(212) 220-2221

johnv@lifesciencesinvestorforum.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting at the LifeSciencesInvestorForum.com on June 24, 2021; developing a pipeline of cannabinoid-based medications in diseases with high unmet medical need; developing manufacturing technologies for pharmaceutical-grade rare cannabinoids; further improving the economics of IntegraSyn™ in advance of large-scale production; IntegraSyn™ being an important and commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based medicines.

While InMed considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. Known risk factors include, among others: the outbreak and impact of COVID-19 may worsen; commercial viability and large-scale production may not be possible within anticipated timelines or at all; the manufacturing process may not be GMP-ready for pharmaceutical quality production; demand or interest for InMed’s products may decrease or cease; and economic and market conditions may become unstable or unfavorable. A more complete discussion of the risks and uncertainties facing InMed is disclosed in InMed’s filings with the Securities and Exchange Commission, including our Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on December 17, 2020, and the most recent Annual Information Form filed with Canadian securities regulatory authorities on SEDAR at www.sedar.com.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.